                                                                    EXHIBIT 4(d)






-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



                                 LOAN AGREEMENT

                                     between

              HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

                                       and

                             SIFCO INDUSTRIES, INC.

-------------------------------------------------------------------------------

                                   $4,100,000
              Hillsborough County Industrial Development Authority
           Industrial Development Variable Rate Demand Revenue Bonds,
                                   Series 1998
                        (SIFCO Industries, Inc., Project)

-------------------------------------------------------------------------------

                                      Dated

                                      as of

                                   May 1, 1998

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


                        Squire, Sanders & Dempsey L.L.P.
                                  Bond Counsel

                                TABLE OF CONTENTS
                                -----------------

             (THIS TABLE OF CONTENTS IS NOT A PART OF THE AGREEMENT
                BUT RATHER IS FOR CONVENIENCE OF REFERENCE ONLY)

                                                                                                                             PAGE
                                                           ARTICLE I
                                                          DEFINITIONS
Section 1.1.      USE OF DEFINED TERMS.................................................................................        2
Section 1.2.      DEFINITIONS..........................................................................................        2
Section 1.3.      INTERPRETATION.......................................................................................        5
Section 1.4.      CAPTIONS AND HEADINGS................................................................................        5

                                                          ARTICLE II
                                           REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER..............................................        6
Section 2.2.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER............................................        6

                                                          ARTICLE III
                                                COMPLETION OF THE 1998 PROJECT;
                                                 ISSUANCE OF THE PROJECT BONDS

Section 3.1.      CONSTRUCTION, ACQUISITION AND INSTALLATION OF THE 1998 PROJECT.......................................        8
Section 3.2.      PLANS AND SPECIFICATIONS.............................................................................        8
Section 3.3.      ISSUANCE OF THE BONDS, APPLICATION OF PROCEEDS.......................................................        8
Section 3.4.      DISBURSEMENTS FROM THE PROJECT FUND..................................................................        8
Section 3.5.      BORROWER REQUIRED TO PAY COSTS IN EVENT PROJECT FUND INSUFFICIENT....................................       10
Section 3.6.      COMPLETION DATE......................................................................................       10
Section 3.7.      INVESTMENT OF FUND MONEYS............................................................................       11
Section 3.8.      REBATE FUND..........................................................................................       11

                                                          ARTICLE IV
                                            LOAN BY ISSUER; REPAYMENT OF THE LOAN;
                                             LOAN PAYMENTS AND ADDITIONAL PAYMENTS

Section 4.1.      LOAN REPAYMENT; DELIVERY OF NOTES AND LETTER OF CREDIT...............................................       12
Section 4.2.      ADDITIONAL PAYMENTS..................................................................................       13
Section 4.3.      PLACE OF PAYMENTS....................................................................................       13
Section 4.4.      OBLIGATIONS UNCONDITIONAL............................................................................       13
Section 4.5.      ASSIGNMENT OF AGREEMENT AND REVENUES.................................................................       13
Section 4.6.      LETTER OF CREDIT.....................................................................................       13

                                TABLE OF CONTENTS
                                -----------------
                                   (Continued)

                                                                                                                             PAGE
                                                           ARTICLE V
                                              ADDITIONAL AGREEMENTS AND COVENANTS


Section 5.1       RIGHT OF INSPECTION..................................................................................       14
Section 5.2.      SALE, LEASE OR GRANT OF USE BY BORROWER..............................................................       14
Section 5.3.      INDEMNIFICATION......................................................................................       14
Section 5.4.      BORROWER NOT TO ADVERSELY AFFECT EXCLUSION FROM GROSS INCOME
                  OF INTEREST ON PROJECT BONDS.........................................................................       15
Section 5.5.      ASSIGNMENT BY ISSUER.................................................................................       15
Section 5.6.      BORROWER'S PERFORMANCE UNDER INDENTURE...............................................................       15
Section 5.7.      COMPLIANCE WITH LAWS.................................................................................       16
Section 5.8.      TAXES, PERMITS, UTILITY AND OTHER CHARGES............................................................       16
Section 5.9.      CONTINUED EXISTENCE..................................................................................       16
Section 5.10.     REMOVAL OF PORTIONS OF THE PROJECT...................................................................       16
Section 5.11.     NON-CONTROLLED PERSON COVENANT.......................................................................       16

                                                          ARTICLE VI
                                                  REDEMPTION OF PROJECT BONDS

Section 6.1.      OPTIONAL REDEMPTION..................................................................................       17
Section 6.2.      EXTRAORDINARY OPTIONAL REDEMPTION....................................................................       17
Section 6.3.      MANDATORY REDEMPTION OF PROJECT BONDS................................................................       18
Section 6.4.      ACTIONS BY ISSUER....................................................................................       18
Section 6.5.      REQUIRED DEPOSITS FOR OPTIONAL REDEMPTION............................................................       18

                                                          ARTICLE VII
                                                EVENTS OF DEFAULT AND REMEDIES

Section 7.1.      EVENTS OF DEFAULT....................................................................................       19
Section 7.2.      REMEDIES ON DEFAULT..................................................................................       20
Section 7.3.      NO REMEDY EXCLUSIVE..................................................................................       20
Section 7.4.      AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES........................................................       21
Section 7.5.      NO WAIVER............................................................................................       21

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                                             PAGE
                                                         ARTICLE VIII
                                                         MISCELLANEOUS

Section 8.1.      TERM OF AGREEMENT....................................................................................       22
Section 8.2.      NOTICES..............................................................................................       22
Section 8.3.      EXTENT OF COVENANTS OF THE ISSUER; NO PERSONAL LIABILITY.............................................       22
Section 8.4.      BINDING EFFECT.......................................................................................       22
Section 8.5.      AMENDMENTS AND SUPPLEMENTS...........................................................................       22
Section 8.6.      EXECUTION COUNTERPARTS...............................................................................       22
Section 8.7.      SEVERABILILY.........................................................................................       22
Section 8.8.      GOVERNING LAW........................................................................................       23

EXHIBIT A - PROJECT FACILITIES                                                                                              A-1
EXHIBIT B - PROJECT SITE                                                                                                    B-1
EXHIBIT C - PROJECT NOTE                                                                                                    C-1
EXHIBIT D - FORM OF DISBURSEMENT REQUEST                                                                                    D-1

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is made and entered into as of May 1, 1998 between the HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a public body corporate and politic and a public instrumentality of the State of Florida (the "Issuer"), and SIFCO INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Ohio and authorized to do business in the State (the "Borrower"), under the circumstances summarized in the following recitals (the capitalized terms not defined above or in the recitals being used therein as defined in or pursuant to Article I hereof):

         A. Pursuant to the Act, the Issuer has determined to issue and sell the Project Bonds and to loan the proceeds derived from the sale thereof to the Borrower to be used to assist in the (i) financing of a project (the "Project") involving the construction of an addition to an industrial facility and the acquisition of machinery and equipment to be used in the repairing, overhauling and otherwise servicing jet aircraft turbine engines including turbine blades and other components, located within the boundaries of the County and (ii) the refunding of a portion of bonds previously issued by the Issuer to finance an earlier project. The Issuer and the Borrower intend that the Project Bonds will constitute an exempt small issue for the purposes of Section 144(a)(4)(A) of the Internal Revenue Code of 1986 (including any amendments and successor provisions thereto and the rules and regulations thereunder, the "Code") so that interest on such bonds will not be included in the gross income of the recipients thereof for federal income tax purposes.

         B. The Borrower and the Issuer each have full right and lawful authority to enter into this Agreement and to perform and observe the provisions hereof on their respective parts to be performed and observed.

         C. The Issuer hereby determines that the Project will foster economic development, improve the living conditions and otherwise contribute to the welfare of the State and its people and is permitted by and will accomplish the purposes of the Act.

         D. The Project Site is owned and the Project will be owned and operated by SIFCO Turbine Component Services ("STCS"), an Ohio partnership whose general partners are wholly owned subsidiaries of the Borrower.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto covenant, agree and bind themselves as follows (provided that any obligation of the Issuer created by or arising out of this Agreement shall not be a general debt on its part nor give rise to any pecuniary liability of the Issuer but shall be payable solely out of the Revenues):

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1. USE OF DEFINED TERMS. Words and terms defined in the Indenture shall have the same meanings when used herein, unless the context or use clearly indicates another meaning or intent. In addition, the words and terms set forth in Section 1.2 hereof shall have the meanings set forth therein unless the context or use clearly indicates another meaning or intent.

         Section 1.2. DEFINITIONS. As used herein:

         "Additional Payments" means the amounts required to be paid by the Borrower pursuant to the provisions of Section 4.2 hereof.

         "Agreement" means this Loan Agreement, as amended or supplemented from time to time.

          "Borrower" means SIFCO Industries, Inc., and, as to representations, warranties and covenants relating to the Project, STCS.

          "Borrower Documents" means this Agreement, the Project Note, the Bond Purchase Agreement, the Security Agreement, the Remarketing Agreement, the Reimbursement Agreement and the Bond Pledge Agreement, each as amended or supplemented from time to time.

         "Completion Date" means the date of the substantial completion of the construction, acquisition and installation of the 1998 Project evidenced in accordance with the requirements of Section 3.6 hereof.

         "Construction Period" means the period between the beginning of the construction, acquisition and installation of the 1998 Project or the date on which the Bonds are initially issued, whichever is earlier, and the Completion Date.

         "County" means Hillsborough County, Florida.

          "Engineer" means an individual or firm acceptable to the Trustee and qualified to practice the profession of engineering or architecture under the laws of the State.

         "Event of Default" means any of the events described as an Event of Default in Section 7.1 hereof.

         "Force Majeure" means any of the causes, circumstances or events described as constituting Force Majeure in Section 7.1 hereof.

          "Indenture" means the Trust Indenture, dated as of even date herewith, between the Issuer and the Trustee, as amended or supplemented from time to time.

          "Issuer Documents" means this Agreement, the Indenture and the Bond Purchase Agreement, each as amended or supplemented from time to time.

          "Loan" means the loan by the Issuer to the Borrower of the proceeds received from the sale of the Bonds.

          "Loan Payment Date" means any date on which any of the Loan Payments are due and payable, whether at maturity, upon acceleration, call for redemption or prepayment, or otherwise.

          "Loan Payments" means the amounts required to be paid by the Borrower in repayment of the Loan pursuant to the provisions of the Notes and of Section
4.1 hereof.

          "1992 Bonds" means the Issuer's Industrial Development Revenue Refunding and Improvement Bonds (SIFCO Turbine Components Services Project), Series 1992, dated as of May 1, 1992.

          "1992 Project" means the real and personal property described as such in EXHIBIT A hereto.

          "1998 Project" means the real and personal property described as such in EXHIBIT A hereto (and more particularly described in the Plans and Specifications), together with any additions, modifications and substitutions thereto permitted by the terms of this Agreement.

         "Notes" means the Project Note and any Additional Notes.

         "Notice Address" means:

          ----------- -------------------------------------- ----------------------------------------------------------------------
          (a)         As to the Issuer:                      Hillsborough County Industrial
                                                             Development Authority
                                                             c/o Thomas K. Morrison, Esq.
                                                             Morrison, Morrison & Mills, P.A.
                                                             600 North Florida Avenue
                                                             Suite 1700
                                                             Tampa, Florida 33602
                                                             (813) 224-0739
                                                             (813) 223-4199 (Fax)

          ----------- -------------------------------------- ----------------------------------------------------------------------
          (b)         As to the Borrower:                    SIFCO Industries, Inc.
                                                             970 East 64th Street
                                                             Cleveland, Ohio 44103
                                                             Attention: Vice President - Finance
                                                             (216) 432-6278
                                                             (216) 432-6281 (Fax)

          ----------- -------------------------------------- ----------------------------------------------------------------------
          (c)         As to the Trustee:                     National City Bank
                                                             629 Euclid Avenue
                                                             Suite 635
                                                             Cleveland, OH 44114-3484
                                                             Attention: Corporate Trust Department,
                                                                               Locator 01-3116
                                                             (216) 575-2552
                                                             (216) 575-9326 (Fax)

          ----------- -------------------------------------- -----------------------------------------------------------------------

          ----------- -------------------------------------- -----------------------------------------------------------------------
          (d)         As to the Letter of Credit Bank:       National City Bank
                                                             1900 East Ninth Street, 10th Floor
                                                             Cleveland, Ohio 44114
                                                             Attention: Multinational Division,
                                                             Letter of Credit Section

                                                             with a copy sent simultaneously to
                                                             Attention: Metro/Ohio Division
                                                             (216) 575-3279
                                                             (216) 575-9396 (Fax)

          ----------- -------------------------------------- -----------------------------------------------------------------------
          (e)         As to the Remarketing Agent:           NatCity Investments, Inc.
                                                             1965 East Sixth Street
                                                             Eighth Floor
                                                             Cleveland, Ohio 44114
                                                             Attention: Dwight A. Clark,
                                                                Senior Vice President

          ----------- -------------------------------------- -----------------------------------------------------------------------

or such additional or different address, notice of which is given under Section
8.2 hereof.

          "Plans and Specifications" means the Borrower's plans and specifications for the construction, acquisition and installation of the 1998 Project, as on file with the Bank as amended from time to time.

          "Project" means collectively the 1992 Project and the 1998 Project at the Project Site, individually and collectively constituting a "project", as defined in the Act.

          "Project Bonds" means the $4,100,000 Hillsborough County Industrial Development Authority Industrial Development Variable Rate Demand Revenue Bonds (SIFCO Industries, Inc. Project) Series 1998, dated as of the date of their initial delivery.

          "Project Note" means the promissory note of the Borrower, dated as of even date with the Project Bonds, in the form attached hereto as EXHIBIT C and in the principal amount of $4,100,000 evidencing the obligation of the Borrower to make Loan Payments.

          "Project Site" means the real estate and interests in real estate constituting the site of the Project, as described in EXHIBIT B attached hereto as a part hereof.

          "Security Agreement" means the Security Agreement dated as of even date herewith from the Borrower and STCS to the Bank, as amended or supplemented from time to time.

         "STCS" means SIFCO Turbine Component Services, an Ohio general partnership.

          "Tax Certificate" means the Tax Compliance Certificate of the Borrower delivered in connection with the initial issuance and delivery of the Project Bonds.

          "Trustee" means the Trustee at the time acting as such under the Indenture, originally National City Bank, Cleveland, Ohio, as Trustee, and any successor Trustee as determined or designated under or pursuant to the Indenture.

          "Unassigned Issuer's Rights" means all of the rights of the Issuer to receive Additional Payments under Section 4.2 hereof, to be held harmless and indemnified under Section 5.3 hereof, to be reimbursed for attorney's fees and expenses under Section 7.4 hereof, and to give or withhold consent to amendments, changes, modifications, alterations and termination of this Agreement under Section 8.5 hereof.

         "Underwriter" means NatCity Investments, Inc., Cleveland, Ohio.

          Section 1.3. INTERPRETATION. Any reference herein to the Issuer, to the Issuing Authority or to any member or officer of either includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their respective functions.

          Any reference to a section or provision of the Constitution of the State or the Act, or to a section, provision or chapter of the Florida Statutes or to any statute of the United States of America, includes that section, provision, chapter or statute as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision, chapter or statute shall be applicable solely by reason of this provision if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Holders, the Trustee, the Bank or the Borrower under this Agreement.

          Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms "hereof", "hereby", "herein", "hereto", "hereunder" and similar terms refer to this Agreement; and the term "hereafter" means after, and the term "heretofore" means before, the date of delivery of the Project Bonds. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

          Section 1.4. CAPTIONS AND HEADINGS. The captions and headings in this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

                               (End of Article I)

                                   ARTICLE II
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 2.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER. The Issuer represents and warrants that:

                  (a) It is duly organized and validly existing under the laws of the State.

                  (b) It has full legal right, power and authority pursuant to the Act to refund the 1992 Bonds and to finance the 1998 Project through the issuance of the Project Bonds; has made the necessary findings that the issuance of the Project Bonds will preserve jobs and employment opportunities and assist in the development of industrial activities to the benefit of the people of the County, has given any necessary notices and has taken all other steps and followed all procedures required by the Constitution and laws of the State (including the Act) in connection therewith; and has full legal right, power and authority to (i) enter into the Issuer Documents, (ii) issue, sell and deliver the Project Bonds and (iii) carry out and consummate all other transactions contemplated by the Issuer Documents.

                  (c) It has duly authorized (i) the execution, delivery and performance of the Project Bonds and the Issuer Documents and (ii) the taking of any and all such actions as may be required on the part of the Issuer to carry out, give effect to and consummate the transactions contemplated by such instruments.

                  (d) The Issuer Documents constitute legal, valid and binding special obligations of the Issuer, enforceable in accordance with their respective terms and, when authenticated by the Trustee in accordance with the provisions of the Indenture, the Project Bonds will constitute legal, valid and binding special obligations of the Issuer in conformity with the provisions of the Act and the Constitution of the State.

                  (e) To the knowledge of the Issuer there is no action, suit, proceeding, inquiry, or investigation at law or in equity or before or by any court, public board or body, pending or threatened against the Issuer which in any manner questions the validity of the Act, the powers of the Issuer referred to in paragraph (b) above or the validity of any proceedings taken by the Issuer in connection with the issuance of the Project Bonds or wherein any unfavorable decision, ruling or finding could materially adversely affect the transactions contemplated by this Agreement or which, in any way, would adversely affect the validity or enforceability of the Project Bonds or the Issuer Documents, (or of any other instrument required or contemplated for use in consummating the transactions contemplated thereby and hereby).

                  (f) The execution and delivery by the Issuer of the Project Bonds and the Issuer Documents, in compliance with the provisions of each of such instruments will not conflict with or constitute a breach of, or default under, any material commitment, agreement or other instrument to which the Issuer is a party or by which it is bound, or under any provision of the Act, the Constitution of the State or any existing law, rule, regulation, ordinance, judgment, order or decree to which the Issuer is subject.

                  (g) The Issuer will do or cause to be done all things necessary, so far as lawful, to preserve and keep in full force and effect its existence or to assure the assumption of its obligations under the Issuer Documents and the Bonds by any successor public body.

         Section 2.2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER. Borrower represents, warrants and covenants that:

                  (a) The Borrower is a corporation duly organized and validly existing under the laws of the State of Ohio and authorized to do business in the State. The Borrower has full power and authority to execute, deliver and perform the Borrower Documents and to enter into and carry out the transactions contemplated by those documents. That execution, delivery and performance do not, and will not, violate any provision of law applicable to the Borrower or its articles of incorporation or code of regulations and do not, and will not, conflict with or result in a default under any agreement or instrument to which the Borrower is a party or by which the Borrower is bound.

                  (b) Borrower Documents, by proper corporate action, have been duly authorized, executed and delivered by the Borrower and are valid and binding obligations of the Borrower.

                  (c) The Project at all times will be located entirely within the boundaries of the County and will create and preserve jobs and employment opportunities within the boundaries of the State and the County. If all or substantially all of the Project equipment is ever voluntarily removed from within the boundaries of the County, the Borrower will promptly prepay the Loan and cause the Project Bonds to be redeemed.

                  (d) The construction, acquisition and installation of the property comprising the 1998 Project by the Borrower will comply in all material respects with all applicable zoning, planning, building, environmental and other regulations of the governmental authorities having jurisdiction over the 1998 Project, and all necessary permits, licenses, consents and permissions necessary for the 1998 Project have been or will be obtained.

                  (e) The undertaking of the refunding of the 1992 Bonds and the financing of costs of the 1998 Project by the Issuer and the loan of the proceeds of the Project Bonds has constituted an inducement to the Borrower to construct, acquire and install the 1998 Project in the County.

                  (f) The Borrower is not in default in the payment of principal of, or interest on, any of the Borrower's indebtedness for borrowed money, or in default under any instrument under which, or subject to which, any indebtedness has been incurred, and no event has occurred and is continuing under the provisions of any material agreement involving the Borrower that, with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

                  (g) No litigation at law or in equity nor any proceeding before any governmental agency or other tribunal involving the Borrower is pending or, to the knowledge of the Borrower, threatened, in which any liability of the Borrower is not adequately covered by insurance and in which any judgment or order would have a material and adverse effect upon the business or assets of the Borrower or would materially and adversely affect the Project, the validity of the Borrower Documents or the performance of the Borrower's obligations thereunder or the transactions contemplated hereby.

                   (h) The Borrower shall not use or operate the Project in any way which would affect the qualification of the Project under the Act or impair the exclusion from gross income for federal income tax purposes of the interest on the Project Bonds.

                   (i) The representations contained in the Tax Certificate (which is incorporated herein by this reference thereto) are true and correct and the Borrower will observe the covenants contained therein as fully as if set forth herein.
                               (End of Article II)

                                   ARTICLE III
                         COMPLETION OF THE 1998 PROJECT;
                          ISSUANCE OF THE PROJECT BONDS

          Section 3.1. CONSTRUCTION, ACQUISITION AND INSTALLATION OF THE 1998 PROJECT. The Borrower shall construct, acquire and install the 1998 Project with all reasonable dispatch, all on the Project Site and substantially in accordance with the Plans and Specifications. The Borrower shall (a) pay when due all fees, costs and expenses incurred in connection with the foregoing from funds made available therefor in accordance with this Agreement or otherwise, unless any such fees, costs or expenses are being contested by the Borrower in good faith and by appropriate proceedings, (b) ask, demand, sue for, levy, recover and receive all those sums of money, debts and other demands whatsoever which may be due, owing and payable under the terms of any contract, order, receipt, writing and instruction in connection with the acquisition and installation of the 1998 Project, and (c) enforce the provisions of any contract, agreement, obligation, bond or other performance security with respect thereto.

          Section 3.2. PLANS AND SPECIFICATIONS. The Borrower, with the prior written consent of the Bank, may revise the Plans and Specifications from time to time, provided that no revision shall be made which would change the purposes of the 1998 Project to other than purposes permitted by the Act. The Borrower shall promptly deliver to the Bank a copy of the final Plans and Specifications upon their completion.

          Section 3.3. ISSUANCE OF THE BONDS; APPLICATION OF PROCEEDS. To provide funds to make the Loan for purposes of refunding the 1992 Bonds and assisting the Borrower in the financing of the 1998 Project, the Issuer will issue, sell and deliver the Project Bonds upon the order of the Underwriter as provided in the Bond Purchase Agreement. The Project Bonds will be issued pursuant to the Indenture in the aggregate principal amount, will bear interest, will mature and will be subject to redemption as set forth therein. The Borrower hereby approves the terms and conditions of the Indenture and the Project Bonds, and the terms and conditions under which the Project Bonds will be issued, sold and delivered.

          The proceeds from the sale of the Project Bonds shall be loaned to the Borrower and paid over to the Trustee for the benefit of the Borrower and the Holders of the 1992 Bonds and the Bonds and deposited as provided in Sections
5.01 of the Indenture. Pending disbursement pursuant to Section 3.4 hereof, the proceeds deposited in the Project Fund, together with any investment earnings thereon, shall constitute a part of the Revenues assigned by the Issuer to the payment of Bond Service Charges as provided in the Indenture.

          At the request of the Borrower, and for the purposes and upon fulfillment of the conditions specified in the Indenture, the Issuer may provide for the issuance, sale and delivery of Additional Bonds and loan the proceeds from the sale thereof to the Borrower.

          Section 3.4. DISBURSEMENTS FROM THE PROJECT FUND. Subject to the provisions below, disbursements from the Project Fund shall be made only to pay (or to reimburse the Borrower for payment of) the following 1998 Project costs:

                  (a) Costs incurred directly or indirectly for or in connection with the construction, acquisition or installation of the 1998 Project, including costs incurred with respect to the 1998 Project for preliminary planning and studies; architectural, legal, engineering, accounting, consulting, supervisory and other services; labor, services and materials; and recording of documents and title work;

                  (b) Costs incurred directly or indirectly in seeking to enforce any remedy against any contractor or subcontractor in respect of any actual or claimed default under any contract relating to the 1998 Project;

                  (c) Financial, legal, accounting, printing and engraving fees, charges and expenses, and all other fees, charges and expenses incurred in connection with the authorization, sale, issuance and delivery of the Project Bonds, including, without limitation, the fees and expenses of the Issuer, Bond Counsel, the fees and expenses of the Trustee and the fees and expenses of the Underwriter; provided, however, any fees and expenses incurred in connection with the issuance of the Project Bonds and paid with Project Bond proceeds shall not exceed 2 % of the proceeds of the Project Bonds within the meaning of
Section 147(g) of the Code;

                  (d) Any other costs, expenses, fees and charges properly chargeable to the cost of the construction, acquisition or installation of the 1998 Project;

                  (e) Interest on the Project Bonds during the Construction Period to be paid into the Bond Fund; and

                  (f) The fees and expenses of the Bank under the Reimbursement Agreement applicable to the Construction Period.

         Any disbursements from the Project Fund described above shall be made by the Trustee only upon the written order of the Authorized Borrower Representative. Each such written order shall be in substantially the form of the disbursement request attached hereto as Exhibit D and shall be consecutively numbered and accompanied by invoices or other appropriate documentation supporting the payments or reimbursements requested. Any disbursement for any item not described in, or the cost for which item is other than as described in, the IRS Form 8038 information statement filed by the Issuer in connection with the issuance of the Project Bonds, shall be accompanied by evidence satisfactory to the Trustee that the average reasonably expected economic life of the facilities being financed by the Project Bonds is not less than 5/6ths of the average maturity of the Project Bonds or, if such evidence is not presented with the disbursement or at the request of the Trustee or the Bank, by an opinion of Bond Counsel to the effect that such disbursement will not result in the interest on the Project Bonds becoming subject to federal income taxation. In case any contract provides for the retention by the Borrower of a portion of the contract price, there shall be paid from the Project Fund only the net amount remaining after deduction of any such portion and, only when that retained amount is due and payable, may it be paid from the Project Fund.

         Any moneys in the Project Fund remaining after the Completion Date and payment, or provision for payment, of the costs of financing the 1998 Project described above, at the direction of the Authorized Borrower Representative with prior written consent of the Bank, promptly shall be:

                  (i) used to acquire, construct, equip and install such additional real or personal property in connection with the Project as is designated by the Authorized Borrower Representative and approved by the Bank, and the acquisition, construction, equipping and installation of which will be permitted under the Act, provided that any such use shall be accompanied by evidence satisfactory to the Trustee that the average reasonably expected economic life of such additional property, together with the other property theretofore acquired with the proceeds of the Project Bonds, will not be less than 5/6ths of the average maturity of the Project Bonds;

                  (ii) used to reimburse the Bank for draws on the Letter of Credit to redeem Project Bonds in accordance with the terms of the Indenture;

                  (iii) used for the purchase of Project Bonds in the open market for the purpose of cancellation; or

                  (iv) used to accomplish a combination of the foregoing as is provided in that direction;

provided that in all such cases, such use will not in the opinion of Bond Counsel or under ruling of the Internal Revenue Service result in the interest on the Project Bonds becoming includable in gross income for federal income tax purposes;

         In the event that all of the Bonds are either redeemed or accelerated pursuant to the terms of the Indenture, any remaining funds in the Project Fund shall be transferred to the Bond Fund.

         Section 3.5. BORROWER REQUIRED TO PAY COSTS IN EVENT PROJECT FUND INSUFFICIENT. If moneys in the Project Fund are not sufficient to pay all costs of the 1998 Project, the Borrower, nonetheless, will complete the 1998 Project in accordance with the Plans and Specifications, unless the Bank consents otherwise, and, unless Additional Bonds shall have been issued for that purpose, shall pay all such additional costs of the 1998 Project from the Borrower's own funds. The Borrower shall not be entitled to any reimbursement for any such additional costs of the 1998 Project from the Issuer, the Trustee or any Holder; nor shall it be entitled to any abatement, diminution or postponement of its obligation to make the Loan Payments,

         Section 3.6. COMPLETION DATE. The Borrower shall notify the Issuer, the Bank and the Trustee of the Completion Date by a certificate signed by the Authorized Borrower Representative stating:

                   (a) the date on which the 1998 Project was substantially completed, which date shall be not later than three years after initial delivery of the Project Bonds or such later date as has been approved in writing by the Bank and as will not, in the opinion of Bond Counsel, cause interest on the Project Bonds to become includable in gross income for federal income tax purposes;

                   (b) that the acquisition and installation of the property comprising the 1998 Project has been accomplished in such a manner as to conform with all applicable planning, building, environmental and other similar governmental regulations;

                  (c) that except as provided in subsection (d) of this Section, all costs of that acquisition and installation then or theretofore due and payable have been paid; and

                   (d) the amounts which the Trustee shall retain in the Project Fund for the payment of costs of the 1998 Project not yet due or for liabilities which the Borrower is contesting or which otherwise should be retained and the reasons such amounts should be retained.

          That certificate shall state that it is given without prejudice to any rights against third parties which then exist or subsequently may come into being. The Authorized Borrower Representative shall include with that certificate a statement specifically describing all items of personal property comprising a part of the 1998 Project. The certificate shall be delivered as promptly as practicable after the occurrence of the events and conditions referred to in subsections (a) through (c) of this Section.

          Section 3.7. INVESTMENT OF FUND MONEYS. At the written or oral request (promptly confirmed in writing) of the Authorized Borrower Representative, any moneys held as part of the Bond Fund (except moneys held in the Defeasance Account, Letter of Credit Account or Redemption Premium Account,) the Project Fund or the Rebate Fund shall be invested or reinvested by the Trustee in Eligible Investments. The Issuer and the Borrower each hereby covenants that it will restrict that investment and reinvestment and the use of the proceeds of the Project Bonds in such manner and to such extent, if any, as may be necessary, after taking into account reasonable expectations at the time of delivery of and payment for the Project Bonds, so that the Project Bonds will not constitute arbitrage bonds under Section 148 of the Code.

          The Borrower shall provide the Issuer with, and the Issuer may base its certifications as authorized by the Bond Legislation on, the Tax Certificate of the Borrower for inclusion in the transcript of proceedings for the Project Bonds, setting forth the reasonable expectations of the Borrower on the date of delivery of and payment for the Project Bonds regarding the amount and use of the proceeds of the Project Bonds and the facts, estimates and circumstances on which those expectations are based.

          Section 3.8. REBATE FUND. The Borrower agrees to make such payments to the Trustee as are required of it under Section 5. 11 of the Indenture. The obligation of the Borrower to make such payments shall remain in effect and be binding upon the Borrower notwithstanding the release and discharge of the Indenture.

          The Borrower and the Issuer each covenants to the owners of the Project Bonds that, notwithstanding any other provision of this Agreement or any other instrument, it shall take no action, nor shall the Borrower direct the Trustee to take or approve the Trustee's taking any action or direct the Trustee to make or approve the Trustee's making any investment or use of proceeds of the Project Bonds or any other moneys which may arise out of or in connection with this Agreement, the Indenture or the Project, which would cause the Project Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Code. In addition, the Borrower covenants and agrees to comply with the requirements of Section 148(f) of the Code as it may be applicable to the Project Bonds or the proceeds derived from the sale of the Project Bonds or any other moneys which may arise out of, or in connection with, this Agreement, the Indenture or the Project throughout the term of the Project Bonds. No provision of this Agreement shall be construed to impose upon the Trustee any obligation or responsibility for compliance with arbitrage regulations, except as provided in the Indenture.

                              (End of Article III)

                                   ARTICLE IV
                     LOAN BY ISSUER; REPAYMENT OF THE LOAN;
                      LOAN PAYMENTS AND ADDITIONAL PAYMENTS

         Section 4.1. LOAN REPAYMENT, DELIVERY OF NOTES AND LETTER OF CREDIT. Upon the terms and conditions of this Agreement, the Issuer will make the Loan to the Borrower. In consideration of and in repayment of the Loan, the Borrower shall make, as Loan Payments, payments sufficient in time and amount to pay when due all Bond Service Charges, all as more particularly provided in the Project Note and any Additional Note. The Project Note shall be executed and delivered by the Borrower concurrently with the execution and delivery of this Agreement. All Loan Payments shall be paid to the Trustee in accordance with the terms of the Notes for the account of the Issuer and shall be held and applied in accordance with the provisions of the Indenture and this Agreement.

         In connection with the issuance of any series of Additional Bonds, the Borrower shall execute and deliver to the Trustee an Additional Note in a form substantially similar to the form of the Project Note. All such Additional Notes shall:

                  (a) provide for payments of interest equal to the payments of interest on the corresponding Additional Bonds;

                  (b) require payments of principal and prepayments and any premium equal to the payments of principal, redemption payments and sinking fund payments and any premium on the corresponding Additional Bonds;

                  (c) require all payments on any such Additional Notes to be made no later than the due dates for the corresponding payments to be made on the corresponding Additional Bonds; and

                  (d) contain by reference or otherwise optional and mandatory prepayment provisions and provisions in respect of the optional and mandatory acceleration or prepayment of principal and any premium corresponding with the redemption and acceleration provisions of the corresponding Additional Bonds.

         All Notes shall secure equally and ratably all outstanding Bonds, except that, so long as no Event of Default described in paragraph (a), (b),
(e), (g) or (h) of Section 7.01 of the Indenture has occurred and is continuing, payments by the Borrower on the Project Note shall be used by the Trustee to reimburse the Bank for drawings on the Letter of Credit used to pay Bond Service Charges on the Project Bonds.

         Upon payment in full, in accordance with the Indenture, of the Bond Service Charges on any series of Bonds, whether at maturity or by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the provisions of the Indenture, the Note issued concurrently with those corresponding Bonds shall be deemed fully paid, the obligations of the Borrower thereunder shall be terminated, and any such Note shall be surrendered by the Trustee to the Borrower, and shall be canceled by the Borrower.

         Except for such interest of the Borrower and the Bank as may hereafter arise pursuant to Section 5.07 or 5.08 of the Indenture, the Borrower and the Issuer each acknowledge that neither the Borrower nor the Issuer has any interest in the Bond Fund and any moneys deposited therein shall be in the custody of and held by the Trustee in trust for the benefit of the Holders and, to the extent of amounts due under the Reimbursement Agreement, the Bank.

         Section 4.2. ADDITIONAL PAYMENTS. The Borrower shall pay to the Issuer, as Additional Payments hereunder, within five (5) days after request therefore made in writing and specifying such costs and expenses with reasonable particularity any and all costs and expenses actually incurred or to be paid by the Issuer in connection with the issuance and delivery of the Project Bonds and Additional Bonds or otherwise related to actions taken by the Issuer under this Agreement or the Indenture.

         The Borrower shall pay to the Trustee, the Registrar and any Paying Agent or Authenticating Agent, their reasonable fees, charges and expenses for acting as such under the Indenture.

         Any payments under this Section not paid when due shall bear interest at the Interest Rate for Advances.

         Section 4.3. PLACE OF PAYMENTS. The Borrower shall make all Loan Payments directly to the Trustee at its principal corporate trust office. Additional Payments shall be made directly to the person or entity to whom or to which they are due.

         Section 4.4. OBLIGATIONS UNCONDITIONAL. The obligations of the Borrower to make Loan Payments, Additional Payments and any payments required of the Borrower under Section 4.3 hereof shall be absolute and unconditional, and the Borrower shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Issuer, the Trustee, any Paying Agent or Authenticating Agent, the Bank or any other Person; provided that the Borrower may contest or dispute the amount of any such obligation (other than Loan Payments) so long as such contest or dispute does not result in an Event of Default under the Indenture.

         Section 4.5. ASSIGNMENT OF AGREEMENT AND REVENUES. To secure the payment of Bond Service Charges, the Issuer shall assign to the Trustee, by the Indenture, all its right, title and interest in and to the Revenues, the Agreement (except for Unassigned Issuer's Rights) and the Project Note. The Borrower hereby agrees and consents to that assignment.

         Section 4.6. LETTER OF CREDIT. Simultaneously with the initial delivery of the Project Bonds pursuant to the Indenture and the Bond Purchase Agreement, the Borrower shall cause the Bank to issue and deliver to the Trustee the Letter of Credit. The Letter of Credit may be replaced by an Alternate Letter of Credit complying with the provisions of Section 5.09 of the Indenture.

                               (End of Article IV)

                                    ARTICLE V
                       ADDITIONAL AGREEMENTS AND COVENANTS

          Section 5.1. RIGHT OF INSPECTION. Subject to reasonable security and safety regulations and upon reasonable notice, the Issuer, the Bank and the Trustee, and their respective agents, shall have the right during normal business hours to inspect the Project.

          Section 5.2. SALE, LEASE OR GRANT OF USE BY BORROWER. Subject to the provisions of the Reimbursement Agreement and any other agreement to which the Borrower is a party or by which it is bound, the Borrower may sell, lease or grant the right to occupy and use the Project, in whole or in part, to others, provided that:

                  (a) No such sale, lease or grant shall relieve the Borrower from the Borrower's obligations under this Agreement or the Notes;

                   (b) In connection with any such sale, lease or grant the Borrower shall retain such rights and interests as will permit the Borrower to comply with the Borrower's obligations under this Agreement and the Notes;

                   (c) No such sale, lease or grant shall impair materially the purposes of the Act to be accomplished by operation of the Project as herein provided or adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Bonds.

          Section 5.3. INDEMNIFICATION. The Borrower releases the Issuer from, agrees that the Issuer shall not be liable for, and shall indemnify the Issuer against, all liabilities, claims, costs and expenses, including attorneys fees and expenses, imposed upon, incurred or asserted against the Issuer on account of: (a) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the acquisition, construction, installation, equipping, maintenance, operation or use of the Project; (b) any breach or default on the part of the Borrower in the performance of any covenant or agreement of the Borrower under the Borrower Documents or any related document, or arising from any act or failure to act by the Borrower, or any of the Borrower's agents, contractors, servants, employees or licensees; (c) the authorization, issuance, sale, trading, redemption or servicing of the Project Bonds, and the provision of any information or certification furnished in connection therewith concerning the Project Bonds, the Project, or the Borrower, including, without limitation, the Preliminary Official Statement and the Official Statement (each as defined in the Bond Purchase Agreement), any information furnished by the Borrower for, and included in, or used as a basis for preparation of, any certifications, information statements or reports furnished by the Issuer, and any other information or certification obtained from the Borrower to assure the exclusion of the interest on the Project Bonds from gross income of the Holders thereof for federal income tax purposes; (d) the Borrower's failure to comply with any requirement of this Agreement or the Code pertaining to such exclusion of that interest, including the covenants in Section 5.4 hereof; and (e) any claim, action or proceeding brought with respect to the matters set forth in (a), (b), (c), or (d) above.

         The Borrower agrees to indemnify the Trustee and the Tender Agent for, and to hold them harmless against, all liabilities, claims, costs and expenses (including reasonable attorneys' fees and expenses) incurred without negligence or willful misconduct on the part of the Trustee and the Tender Agent on account of any action taken or omitted to be taken by the Trustee and the Tender Agent in accordance with the terms of this Agreement, the Bonds, the Reimbursement Agreement, the Letter of Credit, the Notes or the Indenture, or any action taken at the request of or with the consent of the Borrower, including the costs and expenses of the

Trustee and the Tender Agent in defending themselves against any such claim, action or proceeding brought in connection with the exercise or performance of any of their powers or duties under this Agreement, the Bonds, the Indenture, the Reimbursement Agreement, the Letter of Credit or the Notes.

         In case any action or proceeding is brought against the Issuer or the Trustee or Tender Agent in respect of which indemnity may be sought hereunder, the party seeking indemnity promptly shall give notice of that action of proceeding to the Borrower, and the Borrower upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of a party to give that notice shall not relieve the Borrower from any of the Borrower's obligations under this Section unless that failure materially prejudices the defense of the action or proceeding by the Borrower. An indemnified party at its own expense may employ separate counsel and participate in the defense. The Borrower shall not be liable for any settlement made without the Borrower's consent.

         The indemnification set forth above is intended to and shall include the indemnification of all affected officials, directors, officers and employees of the Issuer, the Trustee and the Tender Agent, respectively. That indemnification is intended to and shall be enforceable by the Issuer, the Trustee and the Tender Agent, respectively, to the full extent permitted by law.

         Section 5.4. BORROWER NOT TO ADVERSELY AFFECT EXCLUSION FROM GROSS INCOME OF INTEREST ON PROJECT BONDS. The Borrower hereby represents that the Borrower has taken and caused to be taken, and covenants that the Borrower will take and cause to be taken, all actions that may be required of the Borrower, alone or in conjunction with the Issuer, for the interest on the Project Bonds to be and remain excluded from gross income for federal income tax purposes, and represents that the Borrower has not taken or permitted to be taken on the Borrower's behalf, and covenants that the Borrower will not take or permit to be taken on the Borrower's behalf, any actions that would adversely affect such exclusion under the provisions of the Code.

         If the Borrower becomes aware of any actions or facts which have caused or will cause the interest on the Project Bonds to be includable in gross income for federal income tax purposes, the Borrower promptly shall (a) notify the Trustee and the Remarketing Agent of such actions or facts and (b) take such steps as are necessary to cause redemption of the Project Bonds in whole at the earliest practicable date.

         Without limiting the generality of the foregoing, the Borrower shall monitor the capital expenditures incurred by it and by any other "principal user" of the Project, with respect to the Project or elsewhere within the county or municipal corporation in which the Project is located. Within 30 days after each of the first, second and third anniversary dates of the issuance of the Project Bonds, the Borrower shall file with the Trustee and the Remarketing Agent a report showing cumulative capital expenditures which must be counted for purposes of the $10 million capital expenditure limitation contained in Section 144(a) of the Code. Such report shall be certified as true and accurate by the Authorized Borrower Representative.

         Section 5.5. ASSIGNMENT BY ISSUER. Except for the assignment of this Agreement to the Trustee, the Issuer shall not attempt to further assign, transfer or convey its interest in the Revenues or this Agreement or create any pledge or lien of any form or nature with respect to the Revenues or the payments hereunder.

         Section 5.6. BORROWER'S PERFORMANCE UNDER INDENTURE. The Borrower has examined the Indenture and approves the form and substance of, and agrees to be bound by, its terms. The Borrower, for the benefit of the Issuer and each Bondholder, shall do and perform all acts and things required or contemplated in the Indenture to be done or performed by the Borrower. The Borrower is a third party beneficiary of certain provisions of the Indenture, and Section 8.05 of the Indenture is hereby incorporated herein by reference.

          Section 5.7. COMPLIANCE WITH LAWS. The Borrower shall, throughout the term of this Agreement, promptly comply or cause compliance in all material respects with all laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities which may be applicable to the Project or to the repair and alteration thereof, or to the use or manner of use of the Project or to the Borrower's and any lessee's operations on the Project Site. Notwithstanding the foregoing, the Borrower shall have the right to contest or cause to be contested the legality or the applicability of any such law, ordinance, order, rule, regulation or requirement so long as, in the opinion of counsel satisfactory to the Trustee and the Bank, such contest shall not in any way materially adversely affect or impair the obligations of the Borrower hereunder or any right or interest of the Trustee or the Bank in, to and under the Indenture or this Agreement.

         Section 5.8. TAXES, PERMITS, UTILITY AND OTHER CHARGES. The Borrower shall pay and discharge or cause to be paid and discharged, promptly as and when the same shall become due and payable, all taxes and governmental charges of any kind whatsoever that may be lawfully assessed against the Issuer, the Trustee, the Bank or the Borrower with respect to the Project or any portion thereof. The Borrower may in good faith contest or cause to be contested any such tax or governmental charge, and in such event may permit such tax or governmental charge to remain unsatisfied during the period of such contest and may appeal therefrom unless in the opinion of counsel satisfactory to the Trustee and the Bank by such action any right or interest of the Trustee or the Bank in, to and under the Indenture or this Agreement shall be materially endangered or the Project or any part thereof shall become subject to imminent loss or forfeiture, in which event such tax or governmental charge shall be paid prior to any such loss or forfeiture. The Borrower shall procure or cause to be procured any and all necessary building permits, other permits, licenses and other authorizations required for the lawful and proper acquisition and installation of the property comprising the Project and for the lawful and proper use and operation of the Project.

         Section 5.9. CONTINUED EXISTENCE. Except as otherwise provided in or permitted pursuant to the Reimbursement Agreement, or unless otherwise provided by law, the Borrower shall maintain its existence and continue to be a duly formed and validly existing corporation under the laws of the State of Ohio.

          Section 5.10 REMOVAL OF PORTIONS OF THE PROJECT. The Borrower shall have the right, from time to time, subject to the terms of the Reimbursement Agreement, to remove, substitute or modify any portion of the Project, provided that such removal, substitution or modification shall not impair the character of the Project as a "project" within the meaning of the Act. Any such substituted or modified property shall be included under the terms of this Agreement as part of the Project.

          Section 5. 11. NON-CONTROLLED PERSON COVENANT. The Borrower does not control the Bank and the Bank does not control the Borrower either directly or indirectly through one or more intermediaries. As used in this Section, "control" has the meaning given to that term in Section 2(a)(9) of the Investment Company Act of 1940. The Borrower shall give written notice to the Trustee, the Remarketing Agent and all Bondholders 30 days prior to the consummation of any transaction that would result in the Borrower controlling or being controlled by the Bank. This notification covenant supersedes any exemptions from the continuous disclosure requirement pursuant to Rule 15c2-12(b)(5) of the Securities and Exchange Act of 1934.

                               (End of Article V)

                                   ARTICLE VI
                           REDEMPTION OF PROJECT BONDS

         Section 6.1. OPTIONAL REDEMPTION. Provided no Event of Default shall have occurred and be continuing at any time and from time to time, the Borrower may deliver moneys to the Trustee in addition to Loan Payments or Additional Payments required to be made and direct the Trustee to use the moneys so delivered for the purpose of purchasing Project Bonds or of reimbursing the Bank for drawings on the Letter of Credit used to redeem Project Bonds called for optional redemption in accordance with the applicable provisions of the Indenture.

         Section 6.2. EXTRAORDINARY OPTIONAL REDEMPTION. The Borrower shall have, subject to the conditions hereinafter imposed, the option to direct the redemption, at a redemption price of 100% of principal amount and accrued interest, of the entire unpaid principal balance of the Project Bonds in accordance with the applicable provisions of the Indenture upon the occurrence of any of the following events:

                  (a) The Project or Project Site shall have been damaged or destroyed to such an extent that (1) the Project or Project Site cannot reasonably be expected to be restored, within a period of six months, to the condition thereof immediately preceding such damage or destruction or (2) normal use and operation of the Project or the Project Site is reasonably expected to be prevented for a period of six consecutive months;

                  (b) Title to, or the temporary use of, all or a significant part of the Project or Project Site shall have been taken under the exercise of the power of eminent domain (1) to such extent that the Project or Project Site cannot reasonably be expected to be restored within a period of six months to a condition of usefulness comparable to that existing prior to the taking or (2) as a result of the taking, normal use and operation of the Project or Project Site is reasonably expected to be prevented for a period of six consecutive months;

                  (c) As a result of any changes in the Constitution of the State, the constitution of the United States of America, or state or federal laws, or as a result of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Issuer, the Trustee or the Borrower in good faith, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in this Agreement, or if unreasonable burdens or excessive liabilities shall have been imposed with respect to the Project or Project Site or the operation thereof, including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project or the Project Site; or

                  (d) Changes in the economic availability of raw materials, operating supplies, energy sources or supplies, or facilities (including, but not limited to, facilities in connection with the disposal of industrial wastes) necessary for the operation of the Project or the Project Site shall have occurred or technological or other changes shall have occurred which the Borrower cannot reasonably overcome or control and which in the Borrower's reasonable judgment render the operation of the Project or the Project Site uneconomic.

         The Borrower also shall have the option, in the event that title to or the temporary use of a portion of the Project or the Project Site shall be taken under the exercise of the power of eminent domain, even if the taking is not of such nature as to permit the exercise of the redemption option upon an event specified in clause (b) above, to direct the redemption, at a redemption price of 100% of the principal amount thereof prepaid, plus accrued interest to the redemption date, of that part of the outstanding principal balance of the Project Bonds as may be payable from the proceeds received by the Borrower (after the payment of costs and expenses incurred in the collection thereof) in the eminent domain proceeding, provided that the Borrower shall furnish to the Issuer and the Trustee a certificate of an Engineer stating that (1) the property comprising the part of the Project or the Project Site taken is not essential to continued operations of the Project in the manner existing prior to that taking, (2) the Project has been restored to a condition substantially equivalent to that existing prior to the taking, or (3) other improvements have been acquired or made which are suitable for the continued operation of the Project.

         To exercise any option under this Section, the Borrower within 90 days following the event authorizing the exercise of that option, or at any time during the continuation of the condition referred to in clause (d) of the first paragraph of this Section, shall give notice to the Issuer and to the Trustee specifying the date of redemption, which date shall be not more than ninety days from the date that notice is mailed, and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

         The rights and options granted to the Borrower in this Section may be exercised whether or not the Borrower is in default hereunder; provided, that such default will not relieve the Borrower from performing those actions which are necessary to exercise any such right or option granted hereunder.

         Section 6.3. MANDATORY REDEMPTION OF PROJECT BONDS. If, as provided in the Project Bonds and the Indenture, the Project Bonds become subject to mandatory redemption, upon the date requested by the Trustee, the Borrower shall pay to the Trustee moneys sufficient to pay in full the Project Bonds in accordance with the mandatory redemption provisions relating thereto set forth in the Indenture.

         Section 6.4. ACTIONS BY ISSUER. At the request of the Borrower or the Trustee, the Issuer shall take all steps required of it under the applicable provisions of the Indenture or the Bonds to effect the redemption of all or a portion of the Bonds pursuant to this Article VI.

         Section 6.5. REQUIRED DEPOSITS FOR OPTIONAL REDEMPTION. Except with the prior written consent of the Bank, the Trustee shall not give notice of call to the Holders pursuant to the optional redemption provisions of Section 4.01 of the Indenture and Sections 6.1 and 6.2 hereof unless, prior to the date by which the call notice is to be given, there shall be on deposit with the Trustee Eligible Funds sufficient to redeem at the redemption price thereof, including premium (if any) and interest accrued to the redemption date, all Project Bonds for which notice of redemption is to be given.

          All amounts paid by the Borrower pursuant to this Article which are used to pay principal of, premium, if any, or interest on the Bonds, or to reimburse the Bank for moneys drawn under the Letter of Credit and used for such purposes, shall constitute prepaid Loan Payments.

                               (End of Article VI)

                                   ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

         Section 7. 1. EVENTS OF DEFAULT. Each of the following shall be an Event of Default:

                  (a) The Borrower shall fail to pay when due any Loan Payment.

                  (b) The Borrower shall fail to observe and perform any agreement, term or condition contained in this Agreement, and the continuation of such failure for a period of 30 days after notice thereof shall have been given to the Borrower by the Issuer or the Trustee, or for such longer period as the Issuer and the Trustee may agree to in writing; provided, that if the failure is other than the payment of money and is of such nature that it can be corrected but not, within the applicable period, that failure shall not constitute an Event of Default so long as the Borrower institutes curative action within the applicable period and diligently pursues that action to completion; and provided further that no such failure shall constitute an Event of Default solely because it results in a Determination of Taxability;

                  (c) The Borrower shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws, as now or hereafter in effect; (iii) commence a proceeding under any other federal or state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for 90 days; (iv) make an assignment for the benefit of creditors; or
(v) have a receiver or trustee appointed for it or for the whole or any substantial part of its property; or

                  (d) There shall occur an "Event of Default" as defined in
Section 7.01 of the Indenture.

          Notwithstanding the foregoing, if, by reason of Force Majeure, the Borrower is unable to perform or observe any agreement, term or condition hereof which would give rise to an Event of Default under subsection (b) hereof (provided that such failure is other than the payment of money), the Borrower shall not be deemed in default during the continuance of such inability. However, the Borrower shall promptly give notice to the Trustee and the Issuer of the existence of an event of Force Majeure and shall use its best efforts to remove the effects thereof; provided that the settlement of strikes or other industrial disturbances shall be entirely within the Borrower's discretion.

The term Force Majeure shall mean, without limitation, the following:

                  (i) acts of God; strikes; lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States of America or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; tornados; storms; droughts; floods; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or transportation; or

                  (ii) any cause, circumstance or event not reasonably within the control of the Borrower.

         The declaration of an Event of Default under subsection (c) above, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding that declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

         Section 7.2. REMEDIES ON DEFAULT. Whenever an Event of Default shall have happened and be continuing, any one or more of the following remedial steps may be taken:

                  (a) If and only if acceleration of the principal amount of the Bonds has been declared pursuant to Section 7.03 of the Indenture, the Trustee shall declare all Loan Payments and Notes to be immediately due and payable, whereupon the same shall become immediately due and payable;

                  (b) The Bank or the Trustee may have access to, inspect, examine and make copies of the books, records, accounts and financial data of the Borrower pertaining to the Project; and

                  (c) The Issuer or the Trustee may pursue all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement, the Letter of Credit or the Notes or to enforce the performance and observance of any other obligation or agreement of the Borrower under those instruments.

         Notwithstanding the foregoing, the Issuer shall not be obligated to take any step which in its opinion will or might cause it to expend time or money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to the Issuer at no cost or expense to the Issuer. Any amounts collected as Loan Payments or applicable to Loan Payments and any other amounts which would be applicable to payment of Bond Service Charges collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in Section 5.08 of the Indenture for transfers of remaining amounts in the Bond Fund.

         The provisions of this section are subject to the further limitation that the rescission by the Trustee of its declaration that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to paragraph (a) of this Section and a waiver and rescission of the consequences of that declaration and of the Event of Default with respect to which that declaration has been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

         Section 7.3. NO REMEDY EXCLUSIVE. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Letter of Credit or any Note, or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair that right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than any notice required by law or for which express provision is made herein.

         Section 7.4. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. If an Event of Default should occur and the Issuer or the Trustee should incur expenses, including attorneys' fees and expenses, in connection with the enforcement of this Agreement, the Trust Indenture, the Letter of Credit or any Note or the collection of sums due thereunder, the Borrower shall reimburse the Issuer and the Trustee, as applicable, for the reasonable expenses so incurred upon demand.

         Section 7.5. NO WAIVER. No failure by the Issuer or the Trustee to insist upon the strict performance by the Borrower of any provision hereof shall constitute a waiver of their right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Borrower to observe or comply with any provision hereof.

                              (End of Article VII)

                                  ARTICLE VIII
                                  MISCELLANEOUS

          Section 8.1. TERM OF AGREEMENT. This Agreement shall be and remain in full force and effect from the date of initial delivery of the Project Bonds until such time as all of the Bonds shall have been fully paid (or provision made for such payment) pursuant to the Indenture and all other sums payable by the Borrower under this Agreement and the Notes shall have been paid, except for obligations of the Borrower under Sections 3.8, 4.2, 5.3 and 7.4 hereof, which shall survive any termination of this Agreement,

          Section 8.2. NOTICES. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, and addressed to the appropriate Notice Address. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Borrower, the Bank or the Trustee shall also be given to the others. The Borrower, the Issuer, the Bank and the Trustee, by notice given hereunder, may designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

          Section 8.3. EXTENT OF COVENANTS OF THE ISSUER; NO PERSONAL LIABILITY. All covenants, obligations and agreements of the Issuer contained in this Agreement or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future member, officer, agent or employee of the Issuer or the Issuing Authority in other than his official capacity, and neither the members of the Issuing Authority nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the Issuer contained in this Agreement or in the Indenture.

          Section 8.4. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Issuer, the Borrower and their respective successors and assigns; provided that this Agreement may not be assigned by the Borrower (except in connection with a sale, lease or grant of use pursuant to Section 5.2 hereof) and may not be assigned by the Issuer except to the Trustee pursuant to the Indenture or as otherwise may be necessary to enforce or secure payment of Bond Service Charges. This Agreement may be enforced only by the parties, their assignees and others who may, by law, stand in their respective places.

          Section 8.5. AMENDMENTS AND SUPPLEMENTS. Except as otherwise expressly provided in this Agreement, any Note or the Indenture, subsequent to the issuance of the Project Bonds and prior to all conditions provided for in the Indenture for release of the Indenture having been met, this Agreement or any Note may not be effectively amended, changed, modified, altered or terminated except in accordance with the applicable provisions of Article XI of the Indenture.

          Section 8.6. EXECUTION COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

          Section 8.7. SEVERABILITY. If any provision of this Agreement, or any covenant, obligation or agreement contained herein, is determined by a court of competent jurisdiction to be invalid or unenforceable, that determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

          Section 8.8. GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.

                              (End of Article VIII)

         IN WITNESS WHEREOF, the Issuer and the Borrower have caused this Agreement to be duly executed in their respective names, all as of the date first above written.

                                         HILLSBOROUGH COUNTY INDUSTRIAL
                                                  DEVELOPMENT AUTHORITY



                                         By:
                                            -----------------------------------
                                             Chairman




                                         And By:
                                                -------------------------------
                                                  Secretary


                                         SIFCO INDUSTRIES, INC.



                                         By:   /s/  Richard Demetter
                                            ---------------------------------
                                                  Vice President-Finance

                                    EXHIBIT A

                               PROJECT FACILITIES

         The Project consists of the acquisition, construction, installation and equipping of a manufacturing facility to be used in the repair, overhaul and otherwise servicing jet aircraft turbine engines including turbine blades and other components. The proceeds of the Project Bonds are expected to be expended as set forth below:

         I.   Construction of an addition to an existing building  $      1,000,000

         II.  Acquisition of Equipment                                    1,450,000

        III.  Issuance Costs                                                 50,000

         IV.  Retirement of 1992 bond issue                               1,600,000
                                                                   ----------------

              TOTAL:                                               $      4,100,000

                                    EXHIBIT B

                                  PROJECT SITE

         The north six acres of Tract 7 of the Tampa West Industrial Park, Phase I, the plat of which is recorded in Plat Book 46, Page 29 of the public records of Hillsborough County, Florida, and known as 4910 Savarese Circle in the City of Tampa, Florida.

                                    EXHIBIT C

                                  PROJECT NOTE

$4,100,000                                      _________________________, 1998


         SIFCO Industries, Inc., an Ohio corporation (the "Borrower"), for value received, promises to pay to National City Bank, Cleveland, Ohio, as trustee (the "Trustee") under the Indenture hereinafter referred to the principal sum of

                   FOUR MILLION ONE HUNDRED THOUSAND DOLLARS
                                  ($4,100,000)

on May 1, 2013, and to pay (i) interest on the unpaid balance of such principal sum from and after the date of this Note at the interest rate or interest rates borne by the Project Bonds and (ii) interest on overdue principal and to the extent permitted by law, on overdue interest, at the interest rate provided under the terms of the Project Bonds.

         This Note has been executed and delivered by the Borrower pursuant to a certain Loan Agreement (the "Agreement"), dated as of May 1, 1998, between the Hillsborough County Industrial Development Authority (the "Issuer") and the Borrower. Terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement and the Indenture, as defined below.

         Under the Agreement, the Issuer has loaned the Borrower the proceeds received from the sale of $4,100,000 aggregate principal amount of Hillsborough County Industrial Development Authority Industrial Development Variable Rate Demand Revenue Bonds, Series 1998 (SIFCO Industries, Inc. Project), dated as of the date of their issuance (the "Project Bonds"), to be applied to assist in the financing of the Project. The Borrower has agreed to repay such loan by making Loan Payments at the times and in the amounts set forth in this Note. The Project Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Trust Indenture (the "Indenture"), dated as of May 1, 1998, between the Issuer and the Trustee.

         To provide funds to pay the Bond Service Charges on the Project Bonds as and when due, or to reimburse the Bank for draws under the Letter of Credit to make such payments, the Borrower hereby agrees to and shall make Loan Payments as follows: On (A) each Interest Payment Date, the amount equal to the interest due on the Project Bonds on such Interest Payment Date and (B) on May 1, 1999 and on each May 1 thereafter, the principal amount of the Project Bonds to be redeemed on the next redemption date (or that date if such payment is made on a redemption date) pursuant to Section 22 of the Reimbursement Agreement or mandatory sinking fund redemption or upon maturity of the Project Bonds (each such day being a "Loan Payment Date"). In addition, to provide funds to pay the Bond Service Charges on the Project Bonds as and when due at any other time, the Borrower hereby agrees to and shall make Loan Payments on any other date on which any Bond Service Charges on the Project Bonds shall be due and payable, whether at maturity, upon acceleration, call for redemption or otherwise in an amount equal to those Bond Service Charges.

         If payment or provision for payment in accordance with the Indenture is made in respect of the Bond Service Charges on the Project Bonds from moneys other than Loan Payments, this Note shall be deemed paid to the extent such payments or provision for payment of Bond Service Charges has been made. The Borrower shall receive a credit against its obligation to make Loan Payments hereunder to the extent of any other amounts on deposit in the Bond Fund and available to pay Bond Service Charges on the Project Bonds pursuant to the Indenture except for moneys made available to the Trustee under and pursuant to the Letter of Credit for the payment of Bond Service Charges. Subject to the foregoing, all Loan Payments shall be in the full amount required hereunder.

         All Loan Payments shall be payable in lawful money of the United States of America in immediately available funds and shall be made to the Trustee at its corporate trust office for the account of the Issuer, deposited in the Bond Fund and used as provided in the Indenture.

         The obligation of the Borrower to make the payments required hereunder shall be absolute and unconditional and the Borrower shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Issuer, the Trustee, the Bank or any other person.

         This Note is subject to optional, extraordinary optional and mandatory prepayment, in whole or in part, upon the terms and conditions set forth in
Article VI of the Agreement. Any optional or extraordinary optional prepayment is also subject to satisfaction of any applicable notice, deposit or other requirements set forth in the Agreement or the Indenture.

         Whenever an Event of Default under Section 7.1 of the Agreement shall have occurred, the unpaid principal amount of and any premium and accrued interest on this Note may be declared or may become due and payable as provided in Section 7.2 of the Agreement; provided that any annulment of a declaration of acceleration with respect to the Bonds under the Indenture shall also constitute an annulment of any corresponding declaration with respect to this Note.

IN WITNESS WHEREOF, the Borrower has signed this Note as of the date first above written.

                                            SIFCO INDUSTRIES, INC.



                                            By:________________________________

                                    EXHIBIT D

               STATEMENT NO. ____ REQUESTING DISBURSEMENT OF FUNDS
              FROM THE PROJECT FUND PURSUANT TO SECTION 3.4 OF THE
                 LOAN AGREEMENT BETWEEN THE HILLSBOROUGH COUNTY
           INDUSTRIAL DEVELOPMENT AUTHORITY AND SIFCO INDUSTRIES, INC.

         Pursuant to Section 3.4 of the Loan Agreement (the "Agreement") between the Hillsborough County Industrial Development Authority (the "Issuer") and SIFCO Industries, Inc. (the "Borrower"), dated as of May 1, 1998, the undersigned Authorized Borrower Representative hereby requests and authorizes National City Bank, Cleveland, Ohio, as trustee (the "Trustee"), as depository of the Project Fund created by the Indenture, as defined in the Agreement, to pay to the Borrower or to the person(s) listed on the Disbursement Schedule attached hereto out of the moneys on deposit in the Project Fund the aggregate sum of $ _______________, to pay such person(s) or to reimburse the Borrower in full, as indicated in the Disbursement Schedule, for advances, payments and expenditures made by it in connection with the items listed in the Disbursement Schedule.

          In connection with the foregoing request and authorization, the undersigned hereby certifies that:

         (a) Each item for which disbursement is requested hereunder is properly payable out of the Project Fund in accordance with the terms and conditions of the Agreement, is consistent with the IRS Form 8038 information statement filed by the Issuer in connection with the Bonds, and none of those items has formed the basis for any disbursement heretofore made from the Project Fund;

         (b) Each such item is or was necessary in connection with the acquisition or installation of the property comprising the Project, as defined in the Agreement;

         (c) This statement and all exhibits hereto, including the Disbursement Schedule, shall be conclusive evidence of the facts and statements set forth herein and shall constitute full warrant, protection and authority to the Trustee for its actions taken pursuant hereto; and

         (d) This statement constitutes the approval of the Borrower of each disbursement hereby requested and authorized.

         IN WITNESS WHEREOF, the Authorized Borrower Representative has set his hand as of the _____ day of __________, 19 _____.



                                       -----------------------------------
                                       Authorized Borrower Representative


                                       D-1

                                     -29-